Exhibit 1.1
4,085,109 Shares

CARROLS RESTAURANT GROUP, INC.

Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida
December 4, 2012

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

The stockholders of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”), severally and not jointly propose, subject to the terms and conditions stated herein, to sell to Raymond James & Associates, Inc. (“you” or the “Underwriter”), an aggregate of 4,085,109 shares of the Company's Common Stock, par value $0.01 per share (the “Common Stock”), each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule I hereto. The aggregate of 4,085,109 shares of Common Stock to be purchased from the Selling Stockholders are called the “Shares.”

Each of the Company and the Selling Stockholders wishes to confirm as follows its agreement with you in connection with your purchase of the Shares from the Selling Stockholders.

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-184919), including the prospectus contained therein. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto or incorporated by reference therein, at the time it became effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time is referred to in this Agreement as the “Base Prospectus.” Any preliminary prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, together with the Base Prospectus, is referred to in this Agreement as a “Preliminary Prospectus Supplement.” The final prospectus supplement relating to the offering of the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, together with the Base Prospectus, is referred to in this Agreement as the “Prospectus Supplement.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-184919) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Common Stock. “Time of Sale Information” shall mean the Base Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto and the pricing related information set forth on Schedule III hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration

Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement or any amendment or supplement thereto.

2.    Agreements to Sell and Purchase. The Selling Stockholders hereby agree, severally and not jointly, to sell the Shares, each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder's name on Schedule I hereto, to the Underwriter and, upon the basis of representations, warranties and agreements of the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase all of the Shares from the Selling Stockholders at a purchase price of $5.80 per Share (the “purchase price per Share”).

3.    Terms of Public Offering. The Company has been advised by you that you propose to make a public offering of the Shares as soon as this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus Supplement.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus Supplement in such quantities and at such places as the Underwriter shall request.

4.    Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Shares and payment therefor shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York at 10:00 a.m., New York City time, on December 7, 2012, or such other place (including American Stock Transfer & Company LLC, 6201 15th Avenue, Brooklyn, New York), time and date not later than 1:30 p.m., New York City time, on December 18, 2012 as the Underwriter shall designate by notice to the Company and the Selling Stockholders (the time and date of such delivery and payment are called the “Closing Date”). The place of delivery and payment for the Shares and the Closing Date may be varied by agreement among the Underwriter, the Selling Stockholders and the Company. The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Stockholders or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus Supplement.

The certificates evidencing the Shares to be purchased hereunder shall be delivered by the Selling Stockholders to you on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to the account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date by the Selling Stockholders.

Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the Underwriter, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder.

5.	Covenants and Agreements of the Company.

5.1    Of the Company. The Company covenants and agrees with the Underwriter as follows:

(a)    The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus Supplement or the Prospectus Supplement and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A, 430B or 430C under the Act is employed, when the Prospectus Supplement has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) below, of any material change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (as then amended or supplemented) untrue in any material respect as of the date made or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus Supplement, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus Supplement (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriter with copies of the form of Prospectus Supplement, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus Supplement in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

(b)    The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)    The Company will promptly file with the Commission any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement that may, in the judgment of the Company or the Underwriter be required by the Act or requested by the Commission.

(d)    The Company will furnish a copy of any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement or any Issuer Free Writing Prospectus to you and your counsel and obtain your consent prior to filing any of those with the Commission.

(e)    The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f)    The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(g)    Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of any Preliminary Prospectus Supplement. Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, prior to the date of the Prospectus Supplement, of any Preliminary Prospectus Supplement so furnished by the Company.

(h)    As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter the Prospectus Supplement is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus Supplement and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of any Preliminary Prospectus Supplement, the Prospectus Supplement and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus Supplement is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus Supplement (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus Supplement to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Underwriter who has previously requested Prospectus Supplements, without charge, a reasonable number of copies thereof.

(i)    During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and time periods required by the Exchange Act.

(j)    The Company will cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus Supplement, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will use its best efforts to continue such qualifications, registrations and exemptions in effect for a period of two years after the date hereof.

(k)    The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158 under the Act), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l)    If this Agreement shall be terminated by the Company after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by the Underwriter) reasonably incurred by the Underwriter in connection herewith.

(m)    For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus Supplement (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding convertible securities, options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer and director of the Company set forth on Schedule IV hereto to furnish to the Underwriter, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing.

(n)    The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(o)    The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(p)    The Company will timely file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are traded on The NASDAQ Global Market.

5.2    Of Each Selling Stockholder. Each Selling Stockholder covenants and agrees with the Underwriter as follows:

(a)    Such Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto.

(b)    Such Selling Stockholder will review the Prospectus Supplement and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriter prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(m) hereof would be inaccurate if made as of the Closing Date.

(c)    On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(d)    In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

6.    Representations and Warranties of the Company.

6.1    Of the Company. The Company hereby represents and warrants the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a)The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the Closing Date an “ineligible issuer” (as defined in Rule 405 of the Act).

(b)    The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. Any Preliminary Prospectus Supplement conformed, and the Prospectus Supplement will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Act.

(c)    The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(d)    The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    The Prospectus Supplement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(f)    The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. For purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (New York City time) on the date of this Agreement.

(g)    Each Issuer Free Writing Prospectus, when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

(i)    All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus Supplement, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be sold to the Underwriter by the Selling Stockholders hereunder have been duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto).

(j)    Each of the Company and its subsidiaries is a corporation or limited liability company duly organized or formed and validly existing as a corporation or limited liability company in good standing under the laws of the state of its incorporation or formation with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, the issued shares of capital stock or other equity interests of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through one of the other subsidiaries of the Company, free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, other than Carrols Corporation and Carrols LLC. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l)    There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus Supplement (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus Supplement, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company's knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no material agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus Supplement (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus Supplement as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.

(m)    Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect.

(n)    The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o)    Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on The NASDAQ Global Market, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's certificate of incorporation or the Company's bylaws or any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)    Except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Stockholders with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing, except as set forth on Schedule V hereto.

(q)    Deloitte & Touche LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus Supplement (or any amendment or supplement thereto), is an independent registered public accounting firm within the meaning of the Act.

(r)    The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus Supplement (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent in all material respects with such financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus Supplement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. The Unaudited Condensed Combined Pro Forma Financial Information together with related notes thereto included in, but not incorporated by reference into or included in the Incorporated Documents, the Registration Statement and the Prospectus Supplement (and any amendment or supplement thereto) present fairly the information contained therein, have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein. Additionally, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus Supplement.

(s)    Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus Supplement (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any material change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(t)    All offers and sales of the Company's capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(u)    The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The NASDAQ Global Market, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(v)    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(w)    The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except (i) for any such tax that is currently being contested in good faith by appropriate proceedings and for which the Company and its subsidiaries retain adequate reserves in accordance with GAAP and (ii) where such default or failure to pay or settle would not have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Prospectus Supplement, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited, except (i) for any such tax that is currently being contested in good faith by appropriate proceedings and for which the Company and its subsidiaries retain adequate reserves in accordance with GAAP and (ii) where such deficiency would not have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(x)    Except as set forth in the Time of Sale Information and the Prospectus Supplement, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus Supplement that is not so disclosed.

(y)    The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(z)    Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus Supplement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus Supplement or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(aa)    Each of the Company and its subsidiaries has all material permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “material permit” or “material permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus Supplement, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus Supplement, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; and each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such material permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such material permit or result in any other material impairment of the rights of any such material permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus Supplement.

(bb)    The Company and its subsidiaries maintain a system of internal accounting controls that the Company believes are sufficient to provide reasonable assurances that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

(cc)    The Company, and to its knowledge, each of the Company's directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(dd)    Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company's knowledge, any employee or agent of the Company or any of its subsidiaries (acting on behalf of the Company or any of its subsidiaries), has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(ee)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of all applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(ff)    (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company's knowledge, any agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty's Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg)    The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency where such appearance would have a Material Adverse Effect.

(hh)    Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property that would have a Material Adverse Effect and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(ii)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(jj)    The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(kk)    The Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran's Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

(ll)    Except as disclosed in the Time of Sale Information and the Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering and sale of the Shares.

6.2     Of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a)    Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b)    Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

(c)    This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(d)    None of the sale of the Shares by such Selling Stockholder, the execution, delivery or performance by such Selling Stockholder of this Agreement, the compliance by such Selling Stockholder with all the provisions hereof and thereof nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

(e)    The information in the Prospectus Supplement under the caption “Selling Stockholders” that specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    At any time prior to the Closing Date, if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Stockholder will promptly notify the Underwriter of such change.

(g)    Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(h)    Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriter, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever (other than any of the foregoing that may be created by the Underwriter).

(i)    Such Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company that is not set forth in the Registration Statement or the Prospectus Supplement.

7.    Expenses.

(a) Expenses of the Company. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following expenses incidental to the performance of the obligations of the Company and the Selling Stockholders under this Agreement (except for expenses payable by the Selling Stockholders pursuant to Section 7(b) hereof): (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus Supplement and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus Supplement to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus Supplement, the Time of Sale Information and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriter in connection therewith (such fees and expenses of counsel not to exceed $2,500); (iv) the filing fees incidental to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriter's counsel relating thereto; (v) the fees and expenses associated with listing the Shares on The NASDAQ Global Market; (vi) the costs and charges of any transfer agent or registrar; (vii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (viii) if applicable, the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the “roadshow” for the offering contemplated hereby, provided that the Company shall not be obligated to pay any such expenses unless the Company has consented to and pre-approved the incurrence of such expenses. Except as provided in this Section 7 and in Section 8 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(l) hereof, the Company agrees to reimburse the Underwriter as provided in Section 5.1(l).

(b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay the following expenses incidental to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Shares to the Underwriter; (ii) the fees and disbursements of its counsel and accountants; provided, however, that the Company shall be responsible for, and shall pay to the Selling Stockholders (or their designee), up to $75,000 in the aggregate for the reasonable fees and disbursements of Stroock & Stroock & Lavan LLP, counsel to the Selling Stockholders; and (iii) underwriting discounts and commissions with respect to the Shares sold by such Selling Stockholder to the Underwriter.

(c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 7 shall not affect or modify any agreement (including, without limitation, the Registration Rights Agreement, dated as of June 16, 2009 (the “Registration Rights Agreement”), among the Company and the Selling Stockholders) that the Company and the Selling Stockholders have made or may make for the allocation or sharing of such expenses and costs.

8.    Indemnification and Contribution.

(a)    Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus Supplement or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus Supplement, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter or any of the Selling Stockholders, as the case may be, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)    Subject to the limitations in this paragraph below, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus Supplement or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus Supplement, in light of the circumstances under which they were made) not misleading, but only with respect to information relating to such Selling Stockholder furnished in writing to you by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus Supplement or in any amendment or supplement thereto; provided, however, that the liability under this Section 8(b) of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder. This indemnification shall be in addition to any liability that the Selling Stockholders may otherwise have.

(c)    The Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholders, their respective directors, managers, members, partners, officers, employees and agents and any person who controls the Company or any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholders to the Underwriter set forth in paragraphs (a) and (b) above, but only with respect to information furnished in writing by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus Supplement, or any amendment or supplement thereto. This indemnification shall be in addition to any liability that the Underwriter may otherwise have.

(d)    If any action or claim shall be brought against any person or persons in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person(s) (the “indemnified party” or the “indemnified parties”) shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(ies) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party(ies) and the payment of all reasonable fees of and expenses incurred by such counsel. Such indemnified party(ies) shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party(ies), unless (i) the indemnifying party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the indemnified party(ies) or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party(ies) and the indemnifying party(s), and such indemnified party(ies) shall have reasonably concluded, based on advice provided by its (their) outside counsel, that one or more legal defenses may be available to the indemnified party(ies) that may not be available to the indemnifying party(ies), or that representation of such indemnified party(ies) and any indemnifying party(ies) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(ies) shall not have the right to assume the defense of such action on behalf of such indemnified party(ies) (but the indemnifying party(ies) shall not be liable for the fees and expenses of more than one counsel for the indemnified party(ies)). The indemnifying party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(ies) agree(s) to indemnify and hold harmless any indemnified party(ies) from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in paragraphs (a), (b) and (c) of this Section 8.

(e)    In any event, no party will, without the prior written consent of each person entitled to indemnification hereunder, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the party that is entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of persons entitled to indemnification hereunder from all liability arising out of such claim, action, suit or proceeding.

(f)    If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (x) no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts or commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public, and (y) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds after underwriting discounts or commissions, but before expenses, to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)    Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Stockholders, their respective directors or officers or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Stockholders, their respective directors, managers, members, partners, officers, employees and agents or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(h)    Nothing in this Section 8 or elsewhere in this Agreement shall (or shall be deemed to) amend, modify, alter or otherwise affect any of the rights, remedies, liabilities and/or obligations of the Company or any of the Selling Stockholders under the Registration Rights Agreement (including without limitation, the rights and obligations with respect to indemnification, reimbursement and contribution under Section 7 of the Registration Rights Agreement), all of which shall expressly survive the execution, delivery and performance of this Agreement and shall remain in full force and effect.

9.    Conditions of Underwriter's Obligations. The several obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a)    The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriter, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)    You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus Supplement, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iii) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened which if adversely determined would have a Material Adverse Effect, (iv) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby, and (v) the Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

(c)    You shall have received on the Closing Date an opinion of Akerman Senterfitt LLP, counsel to the Company, substantially to the effect that:

(i)    The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement (and any amendment or supplement thereto).

(ii)    Each of the Company's subsidiaries is a corporation or limited liability company duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its organization, with requisite corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus Supplement (and any amendment or supplement thereto); and all of the outstanding shares of capital stock or other equity interests of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, to such counsel's knowledge, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance, except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement.

(iii)    The Shares conform in all material respects to the description of the Common Stock in the Prospectus Supplement. Except as set forth in the Prospectus Supplement, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock. The Shares are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company arising under the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws or under the General Corporation Law of the State of Delaware, and no such rights will exist as of the Closing Date.

(iv)    Neither the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or (B) violates or will result in any violation of any existing law, statute or regulation (assuming compliance with all applicable state securities and Blue Sky laws), applicable to the Company or any of its properties.

(v)    To such counsel's knowledge, there are no agreements, contracts, indentures, leases or other documents or instruments of the character required to be summarized or disclosed in the Registration Statement or the Prospectus Supplement or filed as an exhibit to the Registration Statement that have not been so summarized, disclosed or filed.

(vi)    No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares or by FINRA for clearance of the underwriting terms of the offering contemplated under this Agreement as required under the NASD's Rules of Fair Practice) for the valid sale of the Shares by the Selling Stockholders to the Underwriter under this Agreement.

(vii)    The Company has all requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(viii)    The Shares to be sold to the Underwriter by the Selling Stockholders hereunder have been duly authorized and issued and are fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company under the Company's Restated

Certificate of Incorporation and Amended and Restated Bylaws or under the General Corporation Law of the State of Delaware.

(ix)    The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus Supplement and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(x)    The Registration Statement, including any Rule 462 Registration Statement, the Prospectus Supplement, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, related notes and supporting schedules and other financial and statistical data included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act. The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

(xi)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xii)    The statements in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's certificate of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly summarize, in all material respects, the matters referred to therein.

In addition to the opinion set forth above, such counsel shall state that on the basis of the information such counsel gained in the course of performing the services referred to in the opinion, no facts came to its attention which gives it reason to believe that (i) the Registration Statement (other than the financial statements, related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel has not been requested to express a view and as to which such counsel expresses no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements, related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel has not been requested to express a view and as to which such counsel expresses no belief), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus Supplement (other than the financial statements, related notes and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel has not been requested to express a view and as to which such counsel expresses no belief), as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) You shall have received on the Closing Date an opinion of William E. Myers, Vice President, General Counsel and Secretary of the Company, substantially to the effect that:

(i) Neither the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound, (B) violates or will result in any violation of any existing ruling, judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties or (C) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

(ii) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus Supplement, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus Supplement (or any amendment or supplement thereto) that are not described as required therein.

(e)    You shall have received on the Closing Date an opinion of Stroock & Stroock & Lavan LLP, counsel to the Selling Stockholders, substantially to the effect that:

(i)    The Selling Stockholders have all requisite limited liability company or limited partnership (as applicable) power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by them to the Underwriter as provided herein. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Selling Stockholders enforceable against the Selling Stockholders in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, reorganization, insolvency or other laws affecting enforcement of creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as to indemnity and contribution hereunder may be limited by federal or state securities laws.

(ii)    When the Shares to be sold to the Underwriter by the Selling Stockholders as contemplated herein are delivered to the Underwriter against payment therefor in accordance with the terms hereof, the Underwriter will acquire title to such Shares, free and clear of any adverse claims (other than any arising by or through the Underwriter), assuming the Underwriter has purchased the Shares in good faith and without knowledge of any adverse claim.

(iii)    Neither the offer, sale or delivery of the Shares by the Selling Stockholders, the execution, delivery or performance by the Selling Stockholders of this Agreement, compliance by the Selling Stockholders with all provisions hereof nor consummation by the Selling Stockholders of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any material agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which any of their properties is bound and which is specifically listed on a schedule to the opinion letter, or (B) violates or will result in any violation of any existing law, statute or regulation of the State of New York, or any ruling (assuming compliance with all applicable state and securities and Blue Sky laws), judgment, injunction, order or decree of any court or other tribunal located in the State of New York that is known to such counsel and is applicable to such Selling Stockholder or any of its properties.

(iv)    No consent, approval, authorization or other order of, or registration or filing with, any (A) New York state governmental or regulatory authority or (B) to the knowledge of such counsel, any New York state court is required on the part of the Selling Stockholders (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriter by the Selling Stockholders under this Agreement.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date. In addition, in rendering such opinion, counsel may assume that this Agreement is governed by laws of the State of New York.

(f)    You shall have received on the Closing Date an opinion of Morrison & Foerster LLP, as counsel for the Underwriter, dated the Closing Date, with respect to the sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g)    You shall have received a letter addressed to you and dated the Closing Date from the firm of Deloitte & Touche LLP, independent certified public accountants, substantially in the form heretofore approved by you.

(h)    (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus Supplement shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(h) and in Sections 9(b) and 9(i) hereof.

(i)    The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(j)    The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k)    At or prior to the Closing Date, you shall have received the written commitment Lock-Up Agreements from each officer and director of the Company set forth on Schedule IV hereto and the Selling Stockholders.

(l)    At or prior to the date hereof, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(m)    You shall be satisfied that, and you shall have received a certificate dated the Closing Date from each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholder herein are true and correct in all material respects on the Closing Date and (ii) such Selling Stockholder has complied with all obligations set forth in this Agreement and satisfied all conditions set forth in this Agreement that are required to be performed or satisfied on its part at or prior to the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.    Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.    Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company and the Selling Stockholders, if prior to the Closing Date, in your sole judgment, (i) trading in the Company's Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States, in your judgment, is material and adverse and is such as to make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel and to the Selling Stockholders and their counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12.    Failure of One or More of the Selling Stockholders to Sell and Deliver the Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriter the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriter may at its option, by written notice from the Underwriter to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of the Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders or (ii) purchase the Shares that the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling

Stockholders shall fail to sell and deliver to the Underwriter the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriter shall have the right, by written notice from the Underwriter to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

13.    Information Furnished by the Underwriter. The Company acknowledges that (i) the name of the Underwriter on the cover page of and under the caption “Underwriting” in the Prospectus Supplement, (ii) the last paragraph on the cover page of the Prospectus Supplement regarding the delivery of the Shares, and (iii) the first, third, ninth, tenth, eleventh, twelfth and fourteenth paragraphs under the caption “Underwriting” in the Prospectus Supplement, constitute the only information furnished by the Underwriter as such information is referred to in Sections 6.1(c), 6.1(e) and 8 hereof.

14.    Miscellaneous. Except as otherwise provided in Sections 5 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)    to the Company

Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203-2596
Attention: William E. Myers

with a copy to

Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
Attention: Wayne A. Wald, Esq.
Facsimile number: (212) 905-6460

(ii)    to the Underwriter

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: General Counsel

with a copy to

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attention: Anna T. Pinedo, Esq.
Facsimile number: (212) 468-7900

(iii)    to the Selling Stockholders
Jefferies Capital Partners
520 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Nicholas Dariviras

With a copy to
Stroock & Stroock & Lavan LLP
767 Third Avenue
New York, New York 10017-2023
Attention: Melvin Epstein, Esq.
Facsimile number: (212) 806-7864

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and the Selling Stockholders.

15.    Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholders and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16.    No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Shares. The Company and the Selling Stockholders further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company or the Selling Stockholders, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company or the Selling Stockholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirms their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company or the Selling Stockholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or the Selling Stockholders. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

Carrols Restaurant Group, Inc.

By:    /s/ William E. Myers
Name: William E. Myers
Title: Vice President, General Counsel and Secretary

The Selling Stockholders

Jefferies Capital Partners IV LP

By: Jefferies Capital Partners, LLC, as Manager

By:    /s/ James L. Luikart
Name: James L. Luikart
Title:    Managing Member

Jefferies Employee Partners IV LLC

By: Jefferies Capital Partners, LLC, as Manager

By    /s/ James L. Luikart
Name: James L. Luikart
Title:    Managing Member

JCP Partners IV LLC

By: Jefferies Capital Partners, LLC, as Manager

By:    /s/ James L. Luikart
Name:     James L. Luikart
Title:    Managing Member

RAYMOND JAMES & ASSOCIATES, INC.

By:    /s/ Laura Provenzale
Authorized Representative

SCHEDULE I

Selling Stockholders

Name	Number of Shares to be Sold
Jefferies Capital Partners IV LP	3,546,883
Jefferies Employee Partners IV LLC	408,518
JCP Partners IV LLC	129,708

SCHEDULE II

Free Writing Prospectuses

None.

SCHEDULE III

Pricing-Related Information

Total number of Shares offered:            4,085,109

Trade date:                    December 4, 2012

Settlement date:                    December 7, 2012

NASDAQ Global Market symbol:            TAST

SCHEDULE IV

List of Signatories for Lock-Up Agreements

Directors:

Nicholas Daraviras
Joel M. Handel
David S. Harris
Daniel Schwartz
Steven M. Wiborg
Clayton E. Wilhite

Officers:

Daniel T. Accordino
Paul R. Flanders
Timothy J. LaLonde
William E. Myers

SCHEDULE V

Intentionally Omitted.

EXHIBIT A

Lock-Up Agreement

December ___, 2012

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:	Carrols Restaurant Group, Inc. (the "Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, the selling stockholders identified therein (the “Selling Stockholders”), and Raymond James & Associates, Inc. (the “Underwriter”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriter intends to effect a public offering of Common Stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-184919 (the “Registration Statement”), as filed with the Securities and Exchange Commission on November 13, 2012 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof (collectively, the “Lock-Up Shares”), for a period commencing on the date hereof and ending 90 days after the date of the Company's Prospectus Supplement first filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned's sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues a release concerning earnings or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (A) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, (B) the sales of Shares pursuant to the Underwriting Agreement, (C) bona fide gifts, (D) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned other than any disposition for value, (E) the transfer or intestate succession to the legal representatives or a member of the immediate family of the undersigned, (F) the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), (G) the establishment of any Plan provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to a Plan prior to the expiration of the 90-day period if such Plan was established after the date hereof, (H) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust as in effect on the date hereof, (I) the distribution to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (J) the disposition pursuant to a pledge in effect on the date hereof of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account, and (K) the exercise pursuant to the Company's stock option plans in effect on the date hereof effected by means of net share settlement or by the delivery or sale of shares of Common Stock held by the undersigned; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clause (C), (D), (G), (H) or (I), each donee, transferee or distributee shall execute and deliver to Raymond James & Associates, Inc. a lock-up letter in the form of this paragraph; and provided further, that, in the case of any gift, disposition, Plan or distribution pursuant to clause (C), (F), (G), (H) or (I), no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, Plan or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this paragraph, “immediate family” shall mean the undersigned and any relationship by blood, marriage or adoption, not more remote than first cousin.

It is understood that if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, then this letter agreement shall automatically, and without any action on the part of any other party, be terminated and of no further force and effect and the undersigned shall automatically be released from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

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